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                                                                    Exhibit 11.0

                             BTU INTERNATIONAL, INC.
        CALCULATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
             (Dollars in thousands, except share and per share data)


                                           For the Three Months Ended        For the Six Months Ended
                                           ---------------------------      --------------------------
                                            July 2,          June 27,        July 2,        June 27,
                                             2000              1999           2000            1999
                                           ---------        ----------      ---------       ---------
Net income                                 $   1,451        $     608       $   2,607       $   1,152
                                           ---------        ---------       ---------       ---------
Net income applicable to
     common stockholders                   $   1,451        $     608       $   2,607       $   1,152
                                           =========        =========       =========       =========

Weighted average number of
   shares outstanding:

     Basic Shares                          6,869,417        6,795,272       6,849,262       6,799,744
     Effect of Dilutive Options              453,616          129,512         448,998         111,768
                                           ---------        ---------       ---------       ---------
     Diluted Shares                        7,323,033        6,924,784       7,298,260       6,911,512
                                           =========        =========       =========       =========
Earnings per Share

     Basic                                     $0.21            $0.09            0.38           $0.17

     Diluted                                   $0.20            $0.09            0.36           $0.17
                                           =========        =========       =========       =========
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